Exhibit 23.2

New York Office: 805 Third Avenue New York, NY 10022 212.838.5100 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to The Buda Juice 2025 Equity Incentive Plan, of our report dated March 26, 2026, relating to the financial statements of Buda Juice, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ RBSM LLP

New York, NY

April 20, 2026

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